Exhibit 3.2.3
Exhibit B
BY-LAWS
OF
EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY, INC.
ARTICLE I.
Meetings of Stockholders
     Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of any other proper business, shall be held at 10 : 00 o’clock in the forenoon on the second Monday in February in each year, if not a legal holiday under the laws of the State where such meeting is to be held, and if a legal holiday under the laws of said State, then on the next succeeding business day not a legal holiday under the laws of said State.
     Section 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes, unless otherwise provided by law or in the Certificate of Incorporation of the Corporation as from time to time amended (hereinafter called the Certificate of Incorporation), may be called at any time by the President or by order of the Board of Directors.
     Section 3. Place of Meeting. Each meeting of stockholders of the Corporation for the election of Directors shall be held at such place whether within or without the State of Delaware as shall be fixed by the Board of Directors and specified in the notice or waiver of notice of said meeting. Special meetings of stockholders shall be held at such place as shall be designated in the notice or waiver of notice of such meeting.

     Section 4. Notice of Meetings. Except as otherwise permitted or provided by law or the Certificate of Incorporation, written notice of each meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 50 days before the day on which the meeting is to be held. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A written waiver of notice of any meeting of stockholders, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.
     Section 5. Organization. At each meeting of the stockholders, the Chairman of the Board, or, in his absence, the President, shall act as chairman of the meeting and the Secretary, or, in his absence, an Assistant Secretary, if one be appointed, shall act as secretary of the meeting. In case at any meeting none of the officers who have been designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or secretary of the meeting, as the case may be, shall be chosen by the vote of a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote at such meeting.

     Section 6. Quorum. At each meeting of the stockholders, except where otherwise provided by law, the holders of a majority of the issued and outstanding shares of each class of stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote, or, if no stockholder entitled to vote is present, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.
     Section 7. Voting. At each meeting of stockholders every stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each share of stock of the Corporation registered in his name on the books of the Corporation on the record date for such meeting. Any vote on stock of the Corporation may be given by the stockholder entitled thereto in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except where other provision is made by statute, by the Certificate of Incorporation or by these By-laws) shall be decided by the vote of a majority of the stock present in person or by proxy and entitled to vote at the meeting. At each meeting of stockholders for the election of Directors the voting for directors shall not be by ballot unless the holders, present in person or by proxy, of a majority of the stock of the Corporation entitled to vote at such meeting shall so determine.
     Section 8. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for said 10 days, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of said meeting during the whole time thereof and subject to the inspection of any stockholder who shall be present thereat. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation, or to vote in person or by proxy at such meeting.
     Section 9. Written Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any provisions of law or of these By-laws, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.
ARTICLE II.
Board of Directors
     Section 1. Number. The number of Directors which shall constitute the whole Board shall be one, but from time to time the number may be increased, or may be diminished to not less than three, by amendment of these By-laws.
     Section 2. Election. Directors shall, except as otherwise required or provided by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote in the election.
     Section 3. Resignation. Any Director of the Corporation may resign at any time by giving written notice to the Corporation. The resignation of any Director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4. Removal of Directors. Any Director may be removed, either with or without cause, at any time by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote, at a special meeting of the stockholders called for the purpose, and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders as set forth in Section 2 of this Article at such meeting, or, if the vacancy is not so filled, by the Board of Directors as set forth in Section 5 of this Article.
     Section 5. Vacancies. Vacancies in the Board of Directors because of death, resignation, removal or any other cause, and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
     Section 6. First Meeting. After each annual election of Directors and on the same day, the Board of Directors may meet for the purpose of organization, the election of officers and the transaction of other business at the place where regular meetings of the Board of Directors are held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.
     Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held at such places and at such times as the Board shall by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at such place at the same hour on the next succeeding business day which is not a legal holiday. Notice of regular meetings need not be given.
     Section 8. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President or any two of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him by telegraph, cable or wireless so addressed, or shall be delivered personally or by telephone, at least 24 hours before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise herein expressly provided. A written waiver of notice of any meeting of Directors, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
     Notice of any meeting of the Board need not be given to any Director who shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all of the Directors of the Corporation then in office shall be present thereat.
     Section 9. Quorum and Manner of Acting. Except as otherwise provided by statute or by these By-laws, two Directors or one-third of the authorized number of Directors, whichever is greater, shall be required to constitute a quorum for the transaction of business at any meeting, and the affirmative vote of a majority of the Directors present at the meeting shall be necessary for the adoption of any resolution or the taking of any other action. In the absence of a quorum, the Director or Directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.
     Section 10. Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consent is filed with the minutes or proceedings of the Board or such committee.
     Section 11. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board. Nothing herein contained shall be construed so as to preclude any Director from serving the Corporation in any other capacity, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving proper compensation therefor.
     Section 12. Indemnification. Every person heretofore, now, or hereafter serving as a Director, officer or employee of the Corporation, and every person heretofore, now, or hereafter serving at the written request of the Corporation (or at its oral request subsequently confirmed in writing), as a director, officer, or employee of another corporation or other business association in which the Corporation owns shares of capital stock or other proprietary interest or of which the Corporation is a creditor, shall be indemnified and held harmless by the Corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee of the Corporation, or of another business association or corporation in which the Corporation owns shares of capital stock or other proprietary interest or of which the Corporation is a creditor, whether or not he continues to be such at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term “loss, cost, liability and expense” shall include all expenses incurred in the defense of such claim, action, suit or proceeding and the amounts of judgments, fines, or penalties levied or rendered against any such person; provided, however, that no such person shall be entitled to indemnity hereunder unless the Board of Directors of the Corporation determines that such person was acting in good faith and for a purpose which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Payments authorized hereunder include amounts paid and expenses incurred in settling any such claim, action, suit or proceeding whether actually commenced or threatened. Expenses incurred with respect to any such claim, action, suit or proceeding may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking satisfactory in form and amount to the Board of Directors by or on behalf of the recipient to repay such amount unless it is ultimately determined that he is entitled to indemnification. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, by-law, provision of a certificate of incorporation, agreement (including but not limited to any indemnification insurance contract), vote of stockholders or disinterested directors or otherwise.
ARTICLE III.
Officers
     Section 1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and, if the Board shall so determine, such other subordinate officers as may be appointed by the Board of Directors. Any two or more offices may be held by the same person.
     Section 2. Election, Term of Office and Qualifications . The officers shall be elected annually by the Board of Directors, and except in the case of officers appointed in accordance with the provisions of Section 3 of this Article, each shall hold office until the next annual election of officers and until his successor shall have been duly elected and qualified, or until his death, or until he shall resign or until he shall have been removed in the manner hereinafter provided. The Chairman of the Board and the President shall be and remain Directors.
     Section 3. Other Officers. In addition to the officers named in Section 1 of this Article, the Corporation may have such other officers and agents as may be deemed necessary by the Board of Directors. Such other officers and agents shall be appointed in such manner, have such duties and hold their offices for such terms, as may be determined by resolution of the Board of Directors.
     Section 4. Resignations. Any officer may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5. Removal. Any officer may be removed, either with or without cause, by action of the Board of Directors.
     Section 6. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled by the Board of Directors.
     Section 7. The Chairman of the Board. The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors and at all meetings of the stockholders, and shall perform such other duties as the Board of Directors may properly direct.
     Section 8. The President. The President shall have the general powers and duties of supervision and management of the property and affairs of the Corporation which usually pertain to his office, and shall perform such other duties as the Board of Directors may properly direct. In the absence of the Chairman of the Board, he shall preside at all meetings of the Board of Directors and at all meetings of stockholders.
     Section 9. Vice Presidents. Except where by law the signature of the President is required, each of the Vice Presidents shall possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Corporation, and have such powers and perform such duties as usually pertain to such office or as the Board of Directors may properly direct. In the absence or disability of the President, the Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President.
     Section 10. The Secretary. The Secretary shall issue notices of all meetings of stockholders and of the Directors where notices of such meetings are required by law or these By-laws. He shall keep the minutes of meetings of stockholders and of the Board of Directors. He shall sign such instruments as require his signature and shall perform such other duties as usually pertain to his office and as the Board of Directors may properly direct.
     Section 11. The Treasurer. The Treasurer shall have the care and custody of all the moneys and securities of the Corporation. He shall cause to be entered in the books of the Corporation to be kept for that purpose, full and accurate accounts of all moneys received and paid on account of the Corporation. He shall sign such instruments as require his signature and shall perform such other duties as usually pertain to his office and as the Board of Directors shall properly direct. The Treasurer shall give a bond for the faithful discharge of his duties in the sum of One Thousand Dollars ($1,000.00), and in such further sum and with such surety as may be required by the Board of Directors.
     Section 12. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of Director, or from serving any of its stockholders, subsidiaries or affiliated corporations in any capacity, and receiving a proper compensation therefor.
ARTICLE IV.
Contracts, Loans, Checks, Deposits, Etc.
     Section 1. Contracts, Checks, etc. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange or other orders for the payment of money, issued in the name of the Corporation, shall be signed by such person or persons and in such manner as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances; and unless so designated by the Board of Directors or in these By-laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.
     Section 2. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized by the Board of Directors may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. When so authorized by the Board of Directors any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.
     Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as it may deem expedient. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be designated by the Board of Directors.
     Section 4. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the President or a

Vice President may exercise or appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the President or any Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the President or any Vice President may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such ballots, consents, proxies, powers of attorney or other written instruments as they or either of them may deem necessary in order that the Corporation may exercise such powers and rights.
ARTICLE V.
Shares and Their Transfer
     Section 1. Certificates of Stock. Every stockholder shall be entitled to have a certificate certifying the number of shares of stock of the Corporation owned by him, signed by, or in the name of the Corporation by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation (except that when any such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee the signatures of any such officers may be facsimiles). Such certificates shall be registered for transfer on the stock books of the Corporation in person or by attorney, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and cancelled.
     Section 2. Lost, Destroyed or Mutilated Certificates. In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and, if required by the Corporation, upon the giving of a satisfactory bond of indemnity to the Corporation in such sum as the Board of Directors may provide.
     Section 3. Record Date. The Board of Directors may fix, in advance, a date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action, as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights with respect to any change, conversion or exchange of stock or for the purpose of any other lawful action. If no record date is fixed (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business of the day next preceding the day upon which the meeting is held, and (b) the date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
ARTICLE VI.
Seal
     The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures “Corporate Seal 1968 Delaware” and such other words or figures as the Board of Directors may approve and adopt.
ARTICLE VII.
Amendments
     The By-laws of the Corporation may be made, altered or repealed by vote of the stockholders at the time entitled to vote in the election of Directors. The By-laws may also be made, altered or repealed by the Board of Directors, but any By-law adopted by the Board may be altered or repealed by the stockholders entitled to vote thereon as hereinabove provided.